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                                                                     Exhibit 5.3

                        MARSHALL HILL CASSAS & DE LIPKAU
                                     LAWYERS



                                December 19, 2002

Herbalife International, Inc.
and each of the Guarantors of the Series B Notes
1800 Century Park East
Los Angeles, California 90067

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

         RE:

Ladies and Gentlemen:

            We are acting as special Nevada counsel to Herbalife International, Inc., a Nevada corporation (the "Issuer") in connection with the offer to exchange (the "Exchange Offer") the Issuer's 11-3/4 % Series B Senior Subordinated Notes due 2010 (the "Series B Notes"), for an equal principal amount of the Issuer's outstanding 11-3/4 % Series A Senior Subordinated Notes due 2010 (the "Series A Notes"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 as filed with the Securities and Exchange Commission on November 13, 2002 (the "Registration Statement (No. 333-101188)") by the Issuer and each of the guarantors listed on Schedule A hereto (such guarantors hereinafter referred to as the "Guarantors" and the Guarantors together with Issuer hereinafter referred to as the "Registrants") for the purpose of registering the Series B Notes and the guarantees by the Guarantors of the Issuer's obligations under the Series B Notes (the "Guarantees") under the Securities Act of 1933, as amended (the "Act"). The Series A Notes and the Guarantees have been, and the Series B Notes will be, issued pursuant to an Indenture, dated as of June 27, 2002, between WH Acquisition Corp. (whose obligations were assumed by the Issuer upon the consummation of the merger of the Issuer with WH Acquisition Corp.), the Guarantors and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Supplemental Indenture dated as of July 31, 2002 (the "Indenture"). Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

            In connection with the opinions rendered herein, we have reviewed copies (including faxed copies) of the following documents:

            1. The following documents of Issuer on file with the Nevada Secretary of State ("SOS"):

                  a. Articles of Incorporation for Sage Court Ventures, Inc. filed September 26, 1985;
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Herbalife International, Inc.
and to each of the Guarantors of the Series B Notes

                  b. Certificate of Amendment to Articles of Incorporation changing name to Herbalife International, Inc. filed December 10, 1986;

                  c. Certificate of Amendment to Articles of Incorporation filed November 22, 1989;

                  d.    Certificate of Designation filed February 11, 1992;

                  e. Certificate of Amendment to Articles of Incorporation filed May 14, 1993;

                  f. Amended and Restated Articles of Incorporation filed December 12, 1997;

                  g.    Certificate of Designation filed August 9, 2000;

                  h. Articles of Merger and Amended and Restated Articles of Incorporation filed July 31, 2002; and

                  i. Certificate of Amendment to Articles of Incorporation filed September 23, 2002.

            2.    The Bylaws of Issuer as amended (see below).

            3. The following Resolutions of the Incorporator, Board of Directors or Stockholders of Issuer:

                  a. Minutes of Incorporators' Organization Meeting for Sage Court Ventures, Inc. ("Incorporator's Resolutions");

                  b. Action by Directors of Sage Court Ventures, Inc. Without A Meeting, dated November 24, 1986;

                  c. Minutes of Special Stockholders' Meeting of Sage Court Ventures, Inc., dated November 24, 1986;

                  d. Unanimous Written Consent of the Board of Directors of Herbalife International, Inc., dated June ___, 2002;

                  e. Written Consent of the Majority Stockholder of Herbalife International, Inc., dated June ____, 2002; and

                  f. Resolutions Adopted by Unanimous Written Consent of the Board of Directors of Herbalife International, Inc. as of June 24, 2002 (the "June Resolutions").

            4.    The Registration Statement.

            5. Certificate of Existence (including Amendments) for Issuer issued on November 15, 2002, by the Nevada Secretary of State.
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Herbalife International, Inc.
and to each of the Guarantors of the Series B Notes

            6. Resolutions Adopted by Unanimous Written Consent of the Board of Directors of Herbalife International, Inc., dated as of June 24, 2002.

            7. Action by Unanimous Written Consent of the Board of Directors to Herbalife International, Inc., dated November 11, 2002 regarding the Exchange Offer and the Exchange Offer Registration Statement.

            8. Agreement and Plan of Merger dated as of April 10, 2002, By and Among WH Holdings (Cayman Islands), Ltd., Issuer and WH Acquisition Corp. ("WH") (the "Merger Agreement").

            9. Herbalife International, Inc. Certificate of Assistant Secretary dated December 13, 2002, executed by Vicki Tuchman, Assistant Corporate Secretary of Issuer, a copy of which (without exhibits) is attached hereto as Exhibit A.

            Section 1.5 of the Merger Agreement provided that the Bylaws of WH would become the Bylaws of Issuer (the "Surviving Corporation") upon the effectiveness of the merger of those two corporations. The Bylaws described at item 2 above are the Bylaws of WH at the time the merger became effective and was later amended by an amendment adopted on September 20, 2002.

            We have assumed that the charter documents described at items 1(a) through 1(i) above are the only charter documents of Issuer on filed with the SOS and that the Bylaws described at item 2 above are the currently effective Bylaws of Issuer. We have assumed that the Resolutions described at items 3(a) through 3(f) and item 7 above were duly adopted by the Incorporator, Board of Directors or Stockholders which have purported to do so. We have assumed the genuineness of all signatures, the conformity to original documents of all copies of documents supplied to us and the authenticity of the original of those documents.

            Attorneys involved in the preparation of this opinion are admitted to practice law in the State of Nevada and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Nevada.

            Based upon and subject to the foregoing, and subject to the further qualifications set forth below, we are of the opinion that, under Nevada law:

            1. The Issuer is duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

            2. The Issuer has all corporate power and authority under Nevada law to consummate the Exchange Offer and to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Purchase Agreement, the Notes and the Registration Rights Agreement (the "Note Documents"); and
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Herbalife International, Inc.
and to each of the Guarantors of the Series B Notes

            3. The Series B Notes have been duly authorized and, when executed by the "Authorized Officers" (as defined in the June Resolutions), will be duly executed.

            4. The Note Documents (other than Series B Notes) have been duly authorized and, when executed by the Authorized Officers as provided in the June Resolutions, were duly executed.

            Our opinions above are subject to, qualified and limited by the following qualifications. An incorporator adopted the initial Bylaws of Issuer, elected a board of directors, appointed officers and authorized the issuance of stock. Unlike Delaware law and California law, among others, Nevada law does not give incorporators the authority to conduct these activities. See Delaware General Corporation Law, Section 107; California Corporation Code Section 210. After the initial stockholders were issued stock, the stockholders proceeded to elect directors; those directors proceeded to elect officers. As a result, there is a question as to the validity of the process by which the initial board of directors was elected and the initial stockholders became stockholders. This means the legality of the election of all subsequent boards and the valid issuance of all subsequent issuances of stock can be questioned. This, in turn, questions all actions taken by all subsequent boards and all subsequent stockholder actions ever since.

            However, Nevada and the laws of other states recognize de facto directors. A de facto director is one in the possession of an office and discharging its duties under color of authority. A de facto director fails being a de jure director by some irregularity in his or her election or by ineligibility or the failure to qualify as required. 2 FLETCHER CYC.
CORP. Section 373-374.

            Nevada law has long recognized de facto directors. STATE EX. REL. CORY V. CURTIS, 9 Nev. 325 (1874); ORR WATER DITCH COMPANY V. RENO WATER COMPANY, 17 Nev. 166, 30 P.695 (1882). In WALCOTT V. WELLS, 21 Nev. 47, 24 P.367
(1890), the Nevada Supreme Court listed four (4) characteristics for a de facto officer, relying on STATE EX. REL. CORY V. CURTIS, SUPRA. Those four (4) factors are:

            (1) One who has the reputation of being an officer yet is not a good officer in point of law;

            (2) One who actually performs the duties of an office with apparent right under color of an appointment or election;

            (3)   One who has the color of right or title to the office; and

            (4)   One who has the apparent title of an officer de jure.

            The law of other states also recognize the concept of de facto directors. See CONSUMERS SALT CO. V. RIGGINS, 208 Cal. 537, 282 P. 954 (1930); RUSSELL V. GOLDEN RULE MINING CO., 63 Ariz. 11, 159 P.2d 776 (1945); PRICKETT V. AMERICAN STEEL AND PUMP CO., 253 A.2d 86 (Del. Ch. 1969); DROB V. NATIONAL MEMORIAL PARK, INC., 41 A.2d 589 (Del. Ch. 1945).
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Herbalife International, Inc.
and to each of the Guarantors of the Series B Notes

            We are informed that the initial Board of Directors was elected by an incorporator in a method that would be familiar to those dealing with Delaware corporations, among other states. The process is described in the Incorporator's Resolutions described at item 3(a) above.

            While it is not free from doubt, if the issue were properly brought before a Nevada court and assuming no stockholder objected to the authority of the directors over time, we believe a Nevada court should find that the directors elected by the incorporator in the Incorporator's Resolutions were de facto directors and that their actions and the actions of all subsequent board of directors of Issuer are valid. The subsequent ratification of the actions of the incorporator by the board of directors and the majority stockholder in June, 2002 (see items 3(d) and 3(e) above) further support this conclusion.

            With respect to the actions of stockholders electing directors and approving basic corporate transactions, we note Nevada Revised Statutes 104.8202, a part of Nevada's Uniform Commercial Code. NRS 104.8202(2)(a) operates to validate a security which an issuer asserts may be invalid. This statute provides that a security issued with a defect "going to its validity, is valid in the hands of a purchaser for value and without notice of the particular defect unless the defect involves a violation of a constitutional provision." Nevada's version of the Uniform Commercial Code provides that a person gives "value" for rights if the person acquires them "generally, in return for any consideration sufficient to support a simple contract." NRS 104.1201(45).

            We assume that the stockholders of Issuer over the years have given value for their shares and that the issuance of their shares was otherwise valid.

            Therefore, while it is not free from doubt, if the issue were properly presented to a Nevada court, and assuming once again that no stockholder objects to the authority of the stockholders voting on corporate matters over the years, we believe a Nevada court should find that the stockholders have validly elected the board of directors of Issuer over the years, further validating the actions of the board.

            The opinions expressed in this letter are based upon Nevada laws, rules and regulations in effect and the facts in existence as of the date of this letter. We assume no obligation to update the opinions set forth in this letter or to apprise anyone of any changes in any applicable laws or facts occurring after the date of this letter which may affect the opinions set forth herein. No opinions other than those expressly made in this letter are implied. This opinion is rendered only to you and may not be relied upon or used by you or anyone else for any purpose or otherwise circulated or furnished to, quoted by or relied upon by any other person or entity for any purpose without our prior express written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement (No. 333-101188).
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Herbalife International, Inc.
and to each of the Guarantors of the Series B Notes

                                   Very truly yours,

                                   MARSHALL HILL CASSAS & DE LIPKAU



                                   By    /s/ John P. Fowler
                                         --------------------------
                                            John P. Fowler

JPF/llb

                          HERBALIFE INTERNATIONAL, INC.
                  CERTIFICATE OF ASSISTANT CORPORATE SECRETARY

     I, VICKI TUCHMAN, the Assistant Corporate Secretary of Herbalife International, Inc., a Nevada corporation (the "Company"), does hereby certify on behalf of the Company, and not in my individual capacity, as follows:

     1. I am the duly appointed and acting Assistant Corporate Secretary of the Company and I am authorized to execute this Certificate on behalf of the Company.

     2. Attached hereto as Exhibit 1 is the full, true and correct copy of the Agreement and Plan of Merger by and among WH Holdings (Cayman Islands), Ltd., the Company and WH Acquisition Corp., a Nevada corporation, dated as of April 10, 2002 (the "Merger Agreement").

     3. Attached hereto as Exhibit 2 is a full, true and correct copy of the Bylaws of WH Acquisition Corp. which, pursuant to Section 1.5 of the Merger Agreement, upon the date the merger between the Company and WH Acquisition Corp. became effective, became the Bylaws of the Company.

     4. Attached hereto as Exhibit 3 is the full, true and correct copy of an amendment to the Bylaws described in the previous paragraph which were adopted by the Board of Directors of the Company on September 20, 2002, and are now in full force and effect.

     5. The Bylaws described in the preceding two paragraphs are in full force and effect and have not been amended, supplemented or changed in any way.

     6. Attached hereto as Exhibits 4, 5, 6, 7 and 8 respectively, are full, true and correct copies of the Resolutions of the Incorporator, Board of Directors and Stockholders of the Company, as follows:

         a. Minutes of Incorporators Organization Meeting for Sage Court Ventures, Inc. ("Incorporator's Resolutions");

         b. Action by Directors of Sage Court Ventures, Inc., without a meeting dated November 24, 1986;

         c. Minutes of Special Stockholders' Meeting of Sage Court Ventures, Inc., dated November 24, 1986;

         d. Unanimous Written Consent of the Board of Directors of Herbalife International, Inc., dated June ___, 2002;

         e. Written Consent of the Majority Stockholder of Herbalife International, Inc., dated June ____, 2002; and

         f. Resolutions Adopted by Unanimous Written Consent of the Board of Directors of Herbalife, International, Inc. as of June 24, 2002.

     7. The documents described in the preceding paragraph are the originals of such documents found in the minute books and records of the Company. To the knowledge of the undersigned, there have been no material changes, additions or alterations in the minute books and records of the Company with respect to the documents described in the preceding paragraph and they have not been amended, modified or rescinded since their adoption and remain full force and effect.

     8. The resolutions described at items 7(d) and 7(e) above are the only resolutions adopted by the Board of Directors and majority Stockholders of the Company, as applicable, relating to subject matters described therein.

     9.  The Resolutions of the Board of Directors of the Company described at item 7(f) above have not been amended, modified or rescinded since their adoption and remain in full force and effect as of the date hereof; and said resolutions are the only resolutions adopted by the Board of Directors of the Company in connection with authorization, execution and delivery of the Purchase Agreement and related documents described therein, including but not limited to the Registration Rights Agreement dated as of June 27, 2002 By and Among WH Acquisition Corp., the Guarantors listed therein and UBS Warburg LLC.

    10. The Law Firm of Marshall Hill Cassas & de Lipkau is entitled to rely on this Certificate in connection with the opinions to be given by such firm in connection with the Exchange Offer substituting the Company's 11 3/4 % Series B Senior Subordinated Notes 2010 for the Company's outstanding 11 3/4 % Series A Senior Subordinated Notes 2010.

     IN WITNESS WHEREOF, I have, on behalf of the Company, executed this Certificate on December 13 2002.

                                            HERBALIFE INTERNATIONAL, INC.



                                            By  /s/Vicki Tuchman
                                                ----------------------------
                                                   Vicki Tuchman, Assistant
                                                   Corporate Secretary